Exhibit 8.1

                                    America Movil's Subsidiaries and Affiliates
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                                                                                                  Jurisdiction of

Name of Company                                                                                   Establishment
---------------                                                                                   -------------
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Sercotel, S.A. de C.V.                                                                            Mexico
     Radiomovil Dipsa, S.A. de C.V.                                                               Mexico
         SubDipsa, LLC                                                                            Delaware
              SBC International Puerto Rico, Inc.                                                 Delaware
                  Cellular Communications of Puerto Rico, Inc.                                    Puerto Rico
         SubDipsa Treasury, LLC                                                                   Delaware
         Inmobiliaria Los Cantaros, S.A. de C.V.                                                  Mexico
     TracFone Wireless, Inc.                                                                      Florida
         Comm South Companies, Inc.                                                               Texas
              Georgia Comm South, Inc.                                                            Georgia
              E-Z Tel, Inc.                                                                       North Carolina
     E-Commerce Data Services, S.A. de C.V.                                                       Mexico
         AM Latin America, LLC                                                                    Delaware
              Telcel Wireless Argentina, LLC                                                      Delaware
                  Techtel--LMDS Comunicaciones Interactivas, S.A.                                 Argentina
                  Telstar S.A.                                                                    Uruguay
              Telecom Americas Ltd.                                                               Bermuda
                  SBCI Brasil Ltda.                                                               Brazil
                      ATL--Algar Telecom Leste S.A.                                               Brazil
                  Americel S.A.                                                                   Brazil
                  Telet S.A.                                                                      Brazil
                  Canbras Communications Corp.                                                    Canada
                  Comunicacion Celular S.A.                                                       Colombia
                  Occidente y Caribe Celular S.A.                                                 Colombia
                  Genesis Telecom, C.A.                                                           Venezuela
              AM Wireless, LLC                                                                    Delaware
                  Wireless Ecuador, LLC                                                           Delaware
                      Consorcio Ecuatoriano de Telecomunicaciones, S.A. CONECEL                   Ecuador
              Wireless Chile, S.A.                                                                Chile
     Inmobiliaria El Recuerdo, S.A. de C.V.                                                       Mexico
     Inmobiliaria Las Trufas, S.A. de C.V.                                                        Mexico
     Global Central America, S.A. de C.V.                                                         Mexico
         Directorios Telefonicos de Guatemala, S.A.                                               Guatemala
         Instituto Tecnologico de Telecomunicaciones, S.A.                                        Guatemala
         Servicios de Comunicaciones Personales Inalambricas, S.A.                                Guatemala
         Servicios de Telelemercadeo, S.A.                                                        Guatemala
         Teledatos de Guatemala, S.A.                                                             Guatemala
         Telefonia Publica de Guatemala, S.A.                                                     Guatemala
         Telglob, S.A.                                                                            Guatemala
         Comtech, S.A.                                                                            Guatemala
         Inteligencia en Internet, S.A.                                                           Guatemala
         Telecosmos, S.A.                                                                         Guatemala
         Visual Electronica, S.A.                                                                 Guatemala
         Telefonica Global, S.A.                                                                  Guatemala
         Comunicaciones Inteligentes, S.A.                                                        Guatemala
         FT & T, S.A.                                                                             Guatemala

                                                                                                  Jurisdiction of
Name of Company                                                                                   Establishment
         Compania de Relaciones Laborales, S.A.                                                   Guatemala
     Empresas Cablevision, S.A. de C.V.                                                           Mexico
     America Movil Communications, LLC                                                            Delaware
         America Central Tel, S.A.                                                                Guatemala
              Telecomunicaciones de Guatemala, S.A.                                               Guatemala
         CompUSA, Inc.                                                                            Delaware
         Network Access Solutions Corporation                                                     Delaware
     AM Comm Solutions, LLC                                                                       Delaware
     FirstMark Comunicaciones Espana, S.A.                                                        Spain
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